Exhibit 99.1
For Release   Immediate


Contacts      (News Media) Jim Rosensteele, SVP, Marketing
                  Communications 317.817.4418
              (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893

                      Conseco Reports First Quarter Results

Carmel, Ind., May 6, 2004 -- Conseco, Inc. (NYSE: CNO) today reported financial results for the quarter ended March 31, 2004. The company emerged from Chapter 11 bankruptcy on September 10, 2003. Results for periods following our emergence from Chapter 11 reflect fresh-start accounting adjustments as required by generally accepted accounting principles ("GAAP"). Accordingly, our financial results for periods following our emergence from bankruptcy are not comparable to our results prior to emergence. Activity of the company for periods after September 1, 2003 is included in the post-bankruptcy or "successor company" financial statements. Activity of the company for periods prior to September 1, 2003 is included in the pre-bankruptcy or "predecessor company" financial statements.

Operating results
For the quarter ended March 31, 2004 Conseco reported net income (after dividends on convertible exchangeable preferred stock) of $49.9 million, or 50 cents per diluted common share. Results for the quarter included net after-tax gains of $12.9 million from realized investment gains.

As previously reported, the predecessor company reported a net loss for the quarter ended March 31, 2003 of $19.0 million.

Results by segment were as follows ($ in millions):



                                                                     Successor                       Predecessor
                                                       --------------------------------------     ----------------
                                                        Three Months          Three Months          Three Months
                                                           Ended                 Ended                  Ended
                                                       March 31, 2004       December 31, 2003      March 31, 2003
                                                       --------------       -----------------      --------------
Earnings (loss) before taxes:
  Bankers Life                                               $56.4                $60.0                  $55.9
  Conseco Insurance Group                                     60.5                 68.8                   16.3
  Other Business in Run-off                                   14.9                 10.7                  (32.4)
  Corporate Operations                                       (39.1)               (29.0)                (112.4)
  Realized gains, net of related amortization, and
     venture capital income (losses)                          19.7                  1.2                   25.1
                                                              ----                 ----                  -----
     Earnings (loss) before taxes and
        discontinued operations                              112.4                111.7                  (47.5)
Tax expense (benefit)                                         39.6                 39.6                  (14.6)
                                                              ----                 ----                  -----
     Income (loss) before discontinued operations             72.8                 72.1                  (32.9)
Discontinued operations, net of income taxes                     -                  -                     13.9
                                                              ----                 ----                  -----
     Net income (loss)                                        72.8                 72.1                  (19.0)
Preferred stock dividends                                     22.9                 22.5                      -
                                                              ----                 ----                  -----
     Net income (loss) applicable to common stock            $49.9                $49.6                 $(19.0)
                                                              ====                 ====                  =====


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

                                                                    Conseco (2)
                                                                    May 6, 2004

Earnings in our Bankers Life and Conseco Insurance Group segments were below our original expectations due, in part, to decreases in net investment income. Although the book value of our total investments increased, net investment income decreased by approximately $9.0 million between the fourth quarter of 2003 and the first quarter of 2004 primarily due to prevailing market rates of interest and prepayments in our mortgage-backed securities portfolio. First quarter net investment income was reduced by approximately $6.2 million of premium amortization associated with prepayments on fixed maturity investments (primarily mortgage-backed securities), which had been marked to market, as required by "fresh start" accounting, at prices above par. Investment purchases during the first quarter were at average yields of 5.05%. The average portfolio yield on our fixed maturity portfolio was 5.55% at December 31, 2003 and 5.53% at March 31, 2004.

Pre-tax results in our Conseco Insurance Group segment included adverse life mortality experience of approximately $4.4 million from higher than expected death claims.

Pre-tax results in our Corporate Operations segment included severance expense of $4.4 million and a credit agreement charge of $2.0 million.

Collected premiums
Collected premiums in each of our operating segments by product line were as follows ($ in millions):

                                                                   Successor                             Predecessor
                                                   ------------------------------------------          --------------
                                                    Three Months              Three Months              Three Months
                                                        Ended                     Ended                     Ended
                                                   March 31, 2004           December 31, 2003          March 31, 2003
                                                   --------------           -----------------          --------------
Bankers Life segment:
  Annuity products                                      $177.3                    $190.2                    $260.0
  Supplemental health products                           303.2                     311.3                     278.5
  Life products                                           37.8                      46.7                      34.1
                                                         -----                     -----                     -----
  Total collected premiums                              $518.3                    $548.2                    $572.6
                                                         =====                     =====                     =====

Conseco Insurance Group segment:
  Annuity products                                       $13.4                     $12.8                     $37.8
  Supplemental health products                           190.9                     204.6                     196.5
  Life products                                          101.8                      97.3                     105.9
                                                         -----                     -----                     -----
  Total collected premiums                              $306.1                    $314.7                    $340.2
                                                         =====                     =====                     =====

Other Business in Run-off segment:
  Long-term care products                                $98.6                    $102.8                     $96.9
  Major medical products                                   6.0                      22.6                      61.6












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

                                                                    Conseco (3)
                                                                    May 6, 2004

Supplemental Health Product Loss Ratios
Loss ratios on major supplemental health lines of business in each of our segments were as follows:

                                                                   Successor                            Predecessor
                                                   ------------------------------------------         ---------------
                                                    Three Months              Three Months              Three Months
                                                        Ended                     Ended                     Ended
                                                   March 31, 2004           December 31, 2003          March 31, 2003
                                                   --------------           -----------------          --------------
Bankers Life segment:
Medicare Supplement:
  Earned premium                                    $162 million              $159 million               $162 million
  Loss ratio                                              65.56%                    61.56%                     71.08%

Long-Term Care:
  Earned premium                                    $131 million              $130 million               $123 million
  Loss ratio                                              89.26%                    85.48%                     83.31%
  Interest-adjusted loss ratio(a)                         62.86%                    59.27%                     66.90%


Conseco Insurance Group segment:
Medicare Supplement:
  Earned premium                                     $96 million               $98 million                $96 million
  Loss ratio                                              61.10%                    66.02%                     67.73%

Specified Disease:
  Earned premium                                     $90 million               $91 million                $92 million
  Loss ratio                                              70.15%                    61.92%                     69.37%


Other Business in Run-off segment:
  Earned premium                                    $103 million              $109 million               $188 million
  Loss ratio                                              98.06%                    99.07%                    113.57%
  Interest-adjusted loss ratio(a)                         59.99%                    64.45%                     95.02%



(a) Calculated as the product's: (i) insurance policy benefits less interest income on the accumulated assets which back the insurance liabilities; divided by (ii) earned premium.

Earnings Guidance and Outlook
Conseco reaffirmed guidance at the low end of its previously reported range of $175 million to $200 million of expected net income applicable to common stock for the 12 months beginning October 1, 2003. Our earnings guidance is based on numerous assumptions and factors. If they prove incorrect, our actual earnings could differ materially from our estimates (see note on forward-looking statements below). Our guidance excludes any impact from realized investment gains (losses) and the proposed refinancing of our current capital structure described in our Form S-1 Registration Statement initially filed on January 29, 2004.






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

                                                                    Conseco (4)
                                                                    May 6, 2004


Comments from CEO Bill Shea
"In spite of the pressure on our first quarter operating results from the lower interest rate environment and unfavorable mortality, we were generally pleased with our other key operating metrics. We are continuing to focus on the business fundamentals that will drive our long-term value as an enterprise - cash flow, statutory capital, asset quality and operational excellence. It is no coincidence that these fundamentals are also the key to our primary short-term goal, which is to achieve higher ratings for our insurance companies. Once again this quarter, we made more progress on the following statutory-basis measures:

   o Combined statutory earnings (before realized investment gains and before interest expense paid to the parent company on surplus notes) (a non-GAAP measure) were an estimated $54.8 million in 1Q04, up 12 percent over 1Q03.

   o Combined Company Action Level risk-based capital (RBC) ratio (a non-GAAP measure) was an estimated 297% at March 31, 2004, up from 287% at year-end 2003, and 166% at March 31, 2003.

"Our new annualized premium sales of supplemental health and life products for the first quarter were generally in line with our operating plan and totaled approximately $52 million at Bankers Life and $20 million at Conseco Insurance Group. First-year annuity deposits for the quarter were $176 million and $6 million at Bankers Life and Conseco Insurance Group, respectively.

"Our other major goals for 2004 continue to be:

   o Expanding our career agent segment (Bankers Life) into new geographic markets. During the first quarter 2004, Bankers added six branches to its network and is on track to meet its goal of approximately 170 branches nationwide by year-end 2004.

   o Further reducing operating expenses and improving the efficiency of our operations across all business functions. Operating expenses for the quarter were in line with our plan and we believe we are still on track to meet our 2004 goal of at least a $20 million reduction in our core operating expense levels.

   o Continuing our focus on the acquired blocks of long-term care business in the Other Business in Run-off segment. This business performed within our expectations for the quarter, thanks to the work of the team we have dedicated to managing its runoff. Also, we believe that the recently announced order from the Florida Insurance Department protects the policyholders of our Conseco Senior Health subsidiary while providing the subsidiary with the ability to mitigate its losses and enhance its ability to pay future claims.

   o Consolidating and streamlining our back-office systems to reduce complexity and improve customer service. We've begun to eliminate niche processing systems, moving toward a simpler, more customer-responsive organization.

"We are also announcing today that the expected grant described in our prospectus of approximately 3 million options to our officers will have an exercise price equal to the higher of $21.00 per share or the fair market value on the date of the grant.

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

                                                                    Conseco (5)
                                                                    May 6, 2004

"We've come a long way since our emergence from Chapter 11 less than eight months ago. Our roadmap is clear. Our goal is to become a premier insurance company serving middle-income Americans throughout their working careers and retirement. We believe we can achieve that goal by capitalizing on what we believe to be our key advantages:

   o A valuable franchise uniquely focused on the growing senior and middle-income markets

   o    A diverse and relevant product portfolio

   o    A diverse distribution network

   o    A strong balance sheet

"As managers and associates, we recognize that we have an opportunity to recreate a viable and valuable company with which all of us can be proud to be associated. Execution is the key, and we plan on getting it done."

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial future. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements contain forward-looking statements, within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the potential adverse impact of our predecessor's Chapter 11 petition on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (ii) our ability to operate our business under the restrictions imposed by our senior bank credit facility or future credit facilities; (iii) our ability to improve the financial strength ratings of our insurance company subsidiaries and the impact of rating downgrades on our business; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (v) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the market value of our investments, and the lapse rate and profitability of policies; (vi) our ability to achieve anticipated synergies and levels of operational efficiencies; (vii) customer response to new products, distribution channels and marketing initiatives; (viii) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (ix) performance of our investments; (x) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; (xi) increasing competition in the sale of insurance and annuities; (xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, including the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xiii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; and (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

                                - Tables Follow -

                                                                    Conseco (6)
                                                                    May 6, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)
                                                                                                        Successor
                                                                                             ---------------------------------
                                                                                              March 31,          December 31,
                                                                                                2004               2003
                                                                                                ----               ----
                                                                                             (unaudited)
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       March 31, 2004 - $20,145.4; December 31, 2003 - $19,470.7)........................     $20,963.4         $19,840.1
     Equity securities at fair value (cost: March 31, 2004 - $72.3;
        December 31, 2003 - $71.8).......................................................          77.2              74.5
     Mortgage loans......................................................................       1,116.0           1,139.5
     Policy loans........................................................................         492.9             503.4
     Trading securities..................................................................         935.4             915.1
     Other invested assets ..............................................................         195.8             324.1
                                                                                              ---------         ---------

       Total investments.................................................................      23,780.7          22,796.7

Cash and cash equivalents:
     Unrestricted........................................................................         999.0           1,228.7
     Restricted..........................................................................          15.5              31.9
   Accrued investment income.............................................................         309.0             315.5
Value of policies in force at the Effective Date.........................................       2,807.2           2,949.5
Cost of policies produced................................................................         181.4             101.8
Reinsurance receivables..................................................................         924.4             930.5
Income tax assets........................................................................           9.8              24.6
Goodwill.................................................................................         773.9             952.2
Other intangible assets..................................................................         153.3             155.2
Assets held in separate accounts.........................................................          34.8              37.7
Other assets.............................................................................         475.3             395.8
                                                                                              ---------         ---------

       Total assets......................................................................     $30,464.3         $29,920.1
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance and asset accumulation products:
       Interest-sensitive products........................................................    $12,443.7         $12,480.4
       Traditional products...............................................................     11,435.7          11,431.8
       Claims payable and other policyholder funds........................................        903.4             892.3
       Liabilities related to separate accounts...........................................         34.8              37.7
     Other liabilities....................................................................        742.1             573.0
     Investment borrowings................................................................        461.2             387.3
     Notes payable - direct corporate obligations.........................................      1,296.5           1,300.0
                                                                                              ---------         ---------

           Total liabilities..............................................................     27,317.4          27,102.5
                                                                                              ---------         ---------
Commitments and Contingencies

Shareholders' equity:
     Preferred stock......................................................................        910.4             887.5
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued and
       outstanding: March 31, 2004 - 100,115,772; December 31, 2003 - 100,115,772)........          1.0               1.0
     Additional paid-in-capital...........................................................      1,646.4           1,641.9
     Accumulated other comprehensive income...............................................        470.7             218.7
     Retained earnings....................................................................        118.4              68.5
                                                                                              ---------         ---------

         Total shareholders' equity.......................................................      3,146.9           2,817.6
                                                                                              ---------         ---------

         Total liabilities and shareholders' equity ......................................    $30,464.3         $29,920.1
                                                                                              =========         =========
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

                                                                    Conseco (7)
                                                                    May 6, 2004

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)
                                   (unaudited)

                                                                                    Successor           Predecessor
                                                                                   ------------        ------------
                                                                                   Three months        Three months
                                                                                      ended               ended
                                                                                    March 31,           March 31,
                                                                                      2004                2003
                                                                                      ----                ----
Revenues:
    Insurance policy income.....................................................      $748.4             $ 873.6
    Net investment income:
       General account assets...................................................        312.0              347.3
       Policyholder and reinsurer accounts......................................         15.7              (23.1)
       Venture capital income related to investment in AT&T Wireless
         Services, Inc..........................................................          -                  2.5
     Net realized investment gains..............................................         27.1               23.3
    Fee revenue and other income................................................          7.4               13.6
                                                                                      -------            -------

       Total revenues...........................................................      1,110.6            1,237.2
                                                                                      -------            -------

Benefits and expenses:
    Insurance policy benefits...................................................        719.7              858.7
    Provision for losses........................................................          -                 15.3
    Interest expense (contractual interest of $97.6 for the three
       months ended March 31, 2003).............................................         29.1               73.6
    Amortization................................................................         98.2              158.0
    Other operating costs and expenses..........................................        151.2              161.0
    Reorganization items........................................................          -                 18.1
                                                                                      -------            -------

       Total benefits and expenses..............................................        998.2            1,284.7
                                                                                      -------            -------

       Income (loss) before income taxes and discontinued operations............        112.4              (47.5)

Income tax expense (benefit) on period income (loss)............................         39.6              (14.6)
                                                                                      -------            -------

       Income (loss) before discontinued operations.............................         72.8              (32.9)

Discontinued operations, net of income taxes....................................          -                 13.9
                                                                                      -------            -------

       Net income (loss)........................................................         72.8              (19.0)

Preferred stock dividends.......................................................         22.9                -
                                                                                      -------            -------

       Net income (loss) applicable to common stock.............................      $  49.9            $ (19.0)
                                                                                      =======            =======


Earnings per common share:
     Basic:
       Weighted average shares outstanding......................................  100,116,000
                                                                                  ===========

       Net income...............................................................      $.50
                                                                                      ====

     Diluted:
       Weighted average shares outstanding......................................  100,588,000
                                                                                  ===========

       Net income...............................................................      $.50
                                                                                      ====

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